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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001 (except as to Note 16, for which the date is September 28, 2001) relating to the consolidated financial statements, which appears in Gibraltar Steel Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts," "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Buffalo, New York

February 22, 2002